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                     DAIMLER-BENZ AUTO GRANTOR TRUST 1995-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: MARCH 1998
DISTRIBUTION DATE: 4/15/98









STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                                           Per $1,000 of Original
                                                                                                                Class A/Class B
                                                                                                              Certificate Amount
                                                                                                             --------------------
   (i)    Principal Distribution
          ---------------------------------------------------------------
              Class A Amount                                                         $9,348,574.45                $16.396548
              Class B Amount                                                           $492,030.23                $16.396548
  (ii)    Interest Distribution
          ---------------------------------------------------------------
              Class A Amount                                                           $613,231.07                 $1.075551
              Class B Amount                                                            $32,275.32                 $1.075551

 (iii)    Amount of Distribution allocable to the Yield Supplement Amount                $7,210.72
          ---------------------------------------------------------------                ---------
              Class A Amount                                                             $6,850.18
              Class B Amount                                                               $360.54

          Amount of Distribution allocable to the (Excess) Shortfall Amount             $43,613.16
          -----------------------------------------------------------------             ----------
              Class A Percentage                                                        $41,432.50
              Class B Percentage                                                         $2,180.66

  (iv)    Monthly Servicing Fee                                                        $110,342.97                 $0.183855
          ---------------------                                                        -----------
              Monthly Supplemental Servicing Fee                                             $0.00                 $0.000000
              Class A Percentage of the Servicing Fee                                  $104,825.82                 $0.183855
              Class A Percentage of the Supplemental Servicing Fee                           $0.00                 $0.000000
              Class B Percentage of the Servicing Fee                                    $5,517.15                 $0.183855
              Class B Percentage of the Supplemental Servicing Fee                           $0.00

   (v)    Class A Principal Balance (end of Collection Period)                     $116,442,414.85
          Class A Pool Factor (end of Collection Period)                                 20.422939%
          Class B Principal Balance (end of Collection Period)                       $6,128,548.15
          Class B Pool Factor (end of Collection Period)                                 20.422939%

  (vi)    Pool Balance (end of Collection Period)                                  $122,570,963.00

 (vii)    Class A Interest Carryover Shortfall                                               $0.00
          Class A Principal Carryover Shortfall                                              $0.00
          Class B Interest Carryover Shortfall                                               $0.00
          Class B Principal Carryover Shortfall                                              $0.00

(viii)    Amount Otherwise Distributable to the Seller that is Distributed to
          Either the Class A or Class B Certificateholders                                   $0.00                 $0.000000


  (ix)    Balance of the Reserve Fund Property (end of Collection Period)
              Class A Amount                                                         $6,881,731.46
              Class B Amount                                                                 $0.00

   (x)    Aggregate Purchase Amount of Receivables repurchased by the Seller
          or the Servicer                                                                    $0.00

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